Exhibit 10.1
SIXTH AMENDMENT TO
NOTE PURCHASE AGREEMENTS
     THIS SIXTH AMENDMENT TO NOTE PURCHASE AGREEMENTS, dated as of June 11, 2010 (this “Amendment”), to those certain separate Note Purchase Agreements, each dated as of August 23, 2000 (as amended by that certain First Amendment to Note Purchase Agreements dated as of November 30, 2001, that certain Second Amendment to Note Purchase Agreements dated as of May 27, 2004, that certain Third Amendment to Note Purchase Agreements dated as of May 31, 2007, that certain Fourth Amendment to Note Purchase Agreements dated as of October 23, 2008, and that certain Fifth Amendment to Note Purchase Agreements dated as of November 6, 2008 and as in effect immediately prior to the effectiveness of this Amendment, collectively, the “Existing Note Purchase Agreement”), among The J. M. Smucker Company, an Ohio corporation (the “Company”), and the purchasers signatory thereto (together with their successors, transferees and assigns, collectively, the “Noteholders”) pursuant to which the Company issued to the Noteholders its (i) 7.70% Series A Senior Notes due September 1, 2005 in the aggregate principal amount of $17,000,000; (ii) 7.87% Series B Senior Notes due September 1, 2007 in the aggregate principal amount of $33,000,000; and (iii) 7.94% Series C Senior Notes due September 1, 2010 in the aggregate principal amount of $10,000,000 (collectively, the “Notes”). Capitalized terms used herein shall have the respective meanings ascribed thereto in the Existing Note Purchase Agreement unless herein defined or the context shall otherwise require.
RECITALS:
     A. The Noteholders are the holders of all of the outstanding Notes.
     B. The Company and the Noteholders now desire to amend the Existing Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.
     NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
1. AMENDMENTS.
1.1. Amendment to Section 21.6 (Accounting Terms).
     Section 21.6 of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 21.6 is hereby inserted in its place, to read as follows:
     “21.6 Accounting Terms.
     All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with

GAAP. Notwithstanding the foregoing or any other provision of this Agreement, for purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure any portion of a non-derivative financial liability at fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Section 825-10 or any similar accounting standard), other than to reflect a hedge of such non-derivative financial liability (including both interest rate and foreign currency hedges), shall be disregarded and such determination shall be made as if such election had not been made.”
1.2. Amendment to Section 11 (Events of Default).
     Section 11(f) of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 11(f) is hereby inserted in its place, to read as follows:
     “(f) the Company or any Significant Subsidiary
     (i) is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or Make-Whole Amount or interest on any Indebtedness (other than Indebtedness under this Agreement and the Notes) that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto (after giving effect to any consents or waivers in respect thereof); or
     (ii) is in default in the performance of or compliance with any term of any evidence of any Indebtedness under (x) the Bank Credit Agreement, (y) the 2009 Bank Credit Agreement or (z) any other Indebtedness with an outstanding principal amount of at least $40,000,000 individually or, together with other Indebtedness, with an aggregate principal amount of at least $75,000,000 or, in the case of each of clauses (x), (y) and (z), of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled at such time to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment; or
     (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or such Significant Subsidiary has become obligated to purchase or repay Indebtedness under (1) the Bank Credit Agreement, (2) the 2009 Bank Credit Agreement or (3) any other Indebtedness with an outstanding principal amount of at least $40,000,000 individually or, together with other Indebtedness, with an aggregate principal amount of at least $75,000,000 before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right at such time to require the Company or such Significant Subsidiary so to purchase or repay such Indebtedness; or”

     1.2. Amendment to Schedule B.
     Schedule B to the Existing Note Purchase Agreement is hereby amended by inserting the following new definition into such Schedule, in its proper alphabetical order, to read as follows:
     ““2009 Bank Credit Agreement” means that certain unsecured revolving credit facility by and among the Company, Smucker Foods of Canada Corp. (formerly known as Smucker Foods of Canada Co.), the guarantors party thereto from time to time, Bank of Montreal, as Agent, and the lenders party thereto from time to time, dated as of October 29, 2009, as such agreement may be amended or restated from time to time.”
2. NO OTHER MODIFICATIONS; CONFIRMATION.
     All the provisions of the Notes, and, except as expressly amended, modified and supplemented hereby, all the provisions of the Existing Note Purchase Agreement, are and shall remain in full force and effect. As of the Effective Date (defined below), all references in the Notes to the “Note Purchase Agreements” shall be references to the Existing Note Purchase Agreement, as modified by this Amendment and as hereafter amended, modified or supplemented in accordance with its terms.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     To induce the Noteholders to execute and deliver this Amendment (which representations shall survive such execution and delivery), the Company represents and warrants to the Noteholders that:
     (a) all of the representations and warranties contained in Section 5 of the Existing Note Purchase Agreement are correct with the same force and effect as if made by the Company on the date hereof (or, if any representation or warranty is expressly stated to have been made as of a specific date, as of such date), except that the representations contained in Sections 5.4, 5.5 and 5.15 of the Note Purchase Agreement were true and correct as of the date of the Closing;
     (b) Smucker LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Ohio;
     (c) The Folgers Coffee Company (“Folgers”) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;
     (d) this Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation, contract and agreement of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (e) the Existing Note Purchase Agreement and the Guaranty Agreements of Smucker LLC and Folgers each constitute a legal, valid and binding obligation, contract and agreement of the Company, Smucker LLC and Folgers, respectively, enforceable against them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (f) the execution, delivery and performance by the Company of this Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency or registration, filing or declaration with, any Governmental Authority, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation, bylaws or operating agreement, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this paragraph (f); and
     (g) as of the date hereof, no Default or Event of Default has occurred which is continuing.
4. EFFECTIVENESS.
     The amendments set forth in Section 1 of this Amendment shall become effective only upon the date of the satisfaction in full of the following conditions precedent (which date shall be the “Effective Date”):
4.1. Execution and Delivery of this Amendment.
     The Company shall have delivered to each Noteholder a counterpart hereof, duly executed and delivered by the Company, Smucker LLC, Folgers and the Required Holders.
4.2. Representations and Warranties.
     The representations and warranties of the Company made in Section 3 of this Amendment shall remain true and correct in all respects as of the Effective Date.
4.3. No Injunction, etc.
     No injunction, writ, restraining order or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority.
4.4. Amendment to 2004 Note Purchase Agreement.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Fourth Amendment to Note Purchase Agreement, dated as of the date hereof, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated as of May 27, 2004, together with each of the other instruments and agreements executed and/or delivered in connection therewith, in each case in form and substance reasonably satisfactory to the Required Holders.
4.5. Amendment to 2007 Note Purchase Agreement.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Third Amendment to Note Purchase Agreement, dated as of the date hereof, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated as of May 31, 2007, together with each of the other instruments and agreements executed and/or delivered in connection therewith, in each case in form and substance reasonably satisfactory to the Required Holders.
4.6. Amendment to 2008 Note Purchase Agreement.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Second Amendment to Note Purchase Agreement, dated as of the date hereof, by and among the Company and each of the Persons signatory thereto with respect to that certain Note Purchase Agreement, dated as of October 23, 2008, together with each of the other instruments and agreements executed and/or delivered in connection therewith, in each case in form and substance reasonably satisfactory to the Required Holders.
4.7. Payment of Special Counsel Fees.
     The Company shall have paid on or before the Effective Date the reasonable fees, charges and disbursements of Bingham McCutchen LLP, the Noteholders’ special counsel, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Effective Date.
5. EXPENSES.
     Whether or not this Amendment shall become effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment, including, but not limited to, the reasonable fees of the Noteholders’ special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment and any other documents related thereto. In addition, the Company will pay all such fees, expenses and costs set forth in any subsequent statement within 30 days of its receipt thereof. Nothing in this Section 5 shall limit the Company’s obligations pursuant to Section 15.1 of the Existing Note Purchase Agreement.
6. MISCELLANEOUS.
     6.1. This Amendment constitutes a contract between the Company and the Noteholders for the uses and purposes hereinabove set forth, and may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment.
     6.2. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all the promises and agreements contained in this Amendment by or on behalf of the Company and the Noteholders shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
     6.3. This Amendment constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.
     6.4. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
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     IN WITNESS WHEREOF, the parties hereto have caused the execution of this Amendment by duly authorized officers of each as of the date hereof.

THE J. M. SMUCKER COMPANY
By:	/s/ Debra A. Marthey
Name:	Debra A. Marthey
Title:	Treasurer

Accepted and Agreed to:

THE MUTUAL SAVINGS LIFE INSURANCE COMPANY
By: Advantus Capital Management, Inc.

	By: Name:	/s/ Rose A. Lambros Rose A. Lambros
	Title:	Vice President

UNITED INSURANCE COMPANY OF AMERICA
By: Advantus Capital Management, Inc.

	By: Name:	/s/ Rose A. Lambros Rose A. Lambros
	Title:	Vice President

MODERN WOODMEN OF AMERICA

By:	/s/ Douglas A. Pannier

Name:	Douglas A. Pannier
Title:	Portfolio Manager — Private Placements

GUARANTOR ACKNOWLEDGEMENT
     The undersigned hereby acknowledges and agrees to the terms of the Sixth Amendment to Note Purchase Agreements, dated as of June 11, 2010 (the “Amendment”), amending those certain Note Purchase Agreements, each dated as of August 23, 2000, as amended by that certain First Amendment to Note Purchase Agreements dated as of November 30, 2001, that certain Second Amendment to Note Purchase Agreements dated as of May 27, 2004, that certain Third Amendment to Note Purchase Agreements dated as of May 31, 2007 that certain Fourth Amendment to Note Purchase Agreements dated as of October 23, 2008, and that certain Fifth Amendment to Note Purchase Agreements dated as of November 6, 2008 (as amended, collectively, the “Note Purchase Agreement”), among The J. M. Smucker Company, an Ohio corporation, and the holders of Notes party thereto. The undersigned hereby confirms that the Guaranty Agreement to which the undersigned is a party remains in full force and effect after giving effect to the Amendment and continues to be the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles.
     Capitalized terms used herein but not defined are used as defined in the Note Purchase Agreement.
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     Dated as of June 11, 2010

J.M. SMUCKER LLC
By:	/s/ Debra A. Marthey
Name:	Debra A. Marthey
Title:	Treasurer

THE FOLGERS COFFEE COMPANY
By:	/s/ Debra A. Marthey
Name:	Debra A. Marthey
Title:	Treasurer